Exhibit 4.2

HARRAH’S OPERATING COMPANY, INC.

$250,000,000

Senior Floating Rate Notes due 2008

REGISTRATION RIGHTS AGREEMENT

New York, New York
February 9, 2005

Goldman, Sachs & Co.

80 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Harrah’s Operating Company, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to you (the “Initial Purchaser”), upon the terms set forth in a purchase agreement dated as of February 4, 2005 (the “Purchase Agreement”), its Senior Floating Rate Notes due 2008 (the “Notes”) relating to the initial placement of the Notes (the “Initial Placement”), which Notes are to be guaranteed by Harrah’s Entertainment, Inc., a corporation organized under the laws of Delaware (the “Guarantor”).  The Notes are to be issued under an indenture (the “Indenture”) to be dated as of February 9, 2005, between the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”).  To induce you to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company and the Guarantor agree with you for your benefit and the benefit of the holders from time to time of the Notes (including the Initial Purchaser) (each a “Holder” and, together, the “Holders”), as follows:

1.                                       Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 5 hereto.

“Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include the Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Notes any Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company) for New Notes.

“Expiration Date” shall have the meaning set forth in Section 2(c)(ii) hereof.

“Guarantor” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchaser” shall have the meaning set forth in the preamble hereto.

“Initiating Holders” shall mean any Holders who in the aggregate possess at least fifty percent (50%) of the aggregate principal amount of outstanding Notes.

“Initiation Date” shall mean the later of (i) the date on which the Company receives a written request from Initiating Holders to file an Exchange Offer Registration Statement and (ii) the date which is 275 days from the date of the original issuance of the Notes, if the Company has received such a written request prior to such date.

“Losses” shall have the meaning set forth in Section 7(d) hereof.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

“New Notes” shall mean debt securities of the Company, guaranteed by the Guarantor, identical in all material respects to the Notes (except that the cash interest and interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture or the New Notes Indenture.

“New Notes Indenture” shall mean an indenture between the Company and the New Notes Trustee, identical in all material respects to the Indenture (except that the cash interest and interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate).

“New Notes Trustee” shall mean a bank or trust company reasonably satisfactory to the Initial Purchaser, as trustee with respect to the New Notes under the New Notes Indenture.

“Notes” shall have the meaning set forth in the preamble hereto.

“Offering Memorandum” shall have the meaning set forth in the Purchase Agreement.

“Person” shall mean any individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the New Notes covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean an offer of the Company to issue and deliver to the Holders of the Notes (which shall not be limited to the Initiating Holders) that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Notes, a like aggregate principal amount of the New Notes.

“Registration Default” shall have the meaning set forth in Section 5(a) hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the New Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture.

“Trustee” shall mean the trustee with respect to the Notes under the Indenture.

“underwriter” shall mean any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

2.                                       Registered Exchange Offer.  (a)  Unless the Registered Exchange Offer shall not be permissible under applicable law or Commission policy, in the event the Company shall receive from Initiating Holders, a written request that the Company file an Exchange Offer Registration Statement, the Company and the Guarantor shall prepare and, not later than 90 days following the Initiation Date (or if such 90th day is not a Business Day, the next succeeding Business Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.  The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 180 days of the Initiation Date (or if such 180th day is not a Business Day, the next succeeding Business Day).  Notwithstanding anything to the contrary herein, the Company shall be under no obligation to file an Exchange Offer Registration Statement unless it has received a written request from Initiating Holders.

(b)                                 Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantor shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for New Notes (assuming that such Holder is not an Affiliate of the Company, acquires the New Notes in the ordinary course of such Holder’s business, has no arrangements with any Person to participate in the distribution of the New Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c)                                  In connection with the Registered Exchange Offer, the Company and the Guarantor shall:

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law) (the “Expiration Date”);

(iii)                               use their best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act, supplemented and amended as required, under the Securities Act to ensure that it is available for sales of New Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)                              utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, the New Notes Trustee or an Affiliate of either of them;

(v)                                 permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi)                              prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantor, are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company and the Guarantor have not entered into any arrangement or understanding with any Person to distribute the New Notes to be received in the Registered Exchange Offer and that, to the best of the Company’s and the Guarantor’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Notes in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Notes; and

(vii)                           comply in all respects with all applicable laws.

(d)                                 As soon as practicable after the close of the Registered Exchange Offer, the Company and the Guarantor shall:

(i)                                     accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)                                  deliver to the Trustee for cancellation in accordance with Section 4(s) all Notes so accepted for exchange; and

(iii)                               cause the New Notes Trustee promptly to authenticate and deliver to each Holder of Notes a principal amount of New Notes equal to the principal amount of the Notes of such Holder so accepted for exchange.

(e)                                  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction and (z) that secondary resale transactions by such Holder must be covered by an effective registration statement containing the selling note holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of New Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company or one of its Affiliates.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Guarantor that, at the time of the consummation of the Registered Exchange Offer:

(i)                                     any New Notes received by such Holder will be acquired in the ordinary course of business;

(ii)                                  such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Notes or the New Notes within the meaning of the Securities Act; and

(iii)                               such Holder is not an Affiliate of the Company.

(f)                                    If the Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the request of the Initial Purchaser within 20 days after the consummation of the Exchange Offer, the Company shall issue and deliver to the Person purchasing Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Initial Purchaser, in exchange for such Notes, a like principal amount of New Notes.  The Company and the Guarantor shall use their best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

3.                                       Shelf Registration.  (a)  If the Company has received from Initiating Holders a written request that the Company file an Exchange Offer Registration Statement, and (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof on or after the Initiation Date; or (ii) for any other reason the Registered Exchange Offer is not consummated within 210 days of the Initiation Date; or (iii) the Initial Purchaser so requests, within 20 days after the consummation of the Registered Exchange Offer, with respect to Notes that are not eligible to be exchanged for New Notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; or (iv) any Holder (other than the Initial Purchaser) who notifies the Company within 20 days after the consummation of the Registered Exchange Offer that it is not eligible to participate in the Registered Exchange Offer so requests; or (v) in the case of the Initial Purchaser participating in the Registered Exchange Offer, the Initial Purchaser does not receive freely tradeable New Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act in connection with sales of New Notes acquired in exchange for such Notes shall not result in such New Notes being not “freely tradeable”; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not “freely tradeable”), the Company and the Guarantor shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b)                                 (i)                                     The Company and the Guarantor shall as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Securities Act a Shelf Registration Statement relating to the offer and sale of the Notes or the New Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Notes received by the Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Company and the Guarantor may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii)                                  The Company and the Guarantor shall use their best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or New Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”).  The Company and the Guarantor shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Company and the Guarantor in good faith and for valid business reasons (not including avoidance of the Company’s and the Guarantor’s obligations hereunder), including the acquisition or divestiture of assets, so long as the Company and the Guarantor promptly thereafter comply with the requirements of Section 4(k) hereof, if applicable.

(iii)                               The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.                                       Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)                                  The Company and the Guarantor shall:

(i)                                     furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

(ii)                                  include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)                               if requested by the Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)                              in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Notes pursuant to the Shelf Registration Statement as selling Note holders.

(b)                                 The Company and the Guarantor shall ensure that:

(i)                                     any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder; and

(ii)                                  any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Company and the Guarantor shall advise you, the Holders of Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company or the Guarantor a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantor shall have remedied the basis for such suspension):

(i)                                     when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Company and the Guarantor of any notification with respect to the suspension of the qualification of the Notes included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 The Company and the Guarantor shall use their best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the Notes therein for sale in any jurisdiction at the earliest possible time.

(e)                                  The Company and the Guarantor shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)                                    The Company and the Guarantor shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  The Company and the Guarantor consent, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                 The Company and the Guarantor shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h)                                 The Company and the Guarantor shall promptly deliver to the Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request.  The Company and the Guarantor, subject to the provisions of this Agreement, consent to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)                                     Prior to the Registered Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Company and the Guarantor shall arrange, if necessary, for the qualification of the Notes or the New Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Company and the Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

(j)                                     The Company and the Guarantor shall cooperate with the Holders of Notes to facilitate the timely preparation and delivery of certificates representing New Notes or Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k)                                  Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company and the Guarantor shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchaser of the Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchaser, the Holders of the Notes and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(l)                                     Not later than the effective date of any Registration Statement, the Company and the Guarantor shall provide a CUSIP number for the Notes or the New Notes, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Notes or New Notes, in a form eligible for deposit with The Depository Trust Company.

(m)                               The Company and the Guarantor shall comply with all applicable rules and regulations of the Commission and shall make generally available to its Note holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

(n)                                 The Company and the Guarantor shall cause the Indenture or the New Notes Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

(o)                                 The Company and the Guarantor may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company and the Guarantor such information regarding the Holder and the distribution of such Notes or New Notes as the Company and the Guarantor may from time to time reasonably require for inclusion in such Registration Statement.  The Company and the Guarantor may exclude from such Shelf Registration Statement the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(p)                                 In the case of any Shelf Registration Statement, the Company and the Guarantor shall enter into such and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Initiating Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

(q)                                 In the case of any Shelf Registration Statement, the Company and the Guarantor shall:

(i)                                     make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, the Guarantor and their respective subsidiaries;

(ii)                                  cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; provided, further, that the foregoing due diligence examination shall be coordinated by the Initial Purchaser on its own behalf, and on behalf of other parties by one counsel designated by and on behalf of such other parties;

(iii)                               if requested by any Holder, make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)                              if requested by any Holder, obtain opinions of counsel to the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, in form, substance and scope, as are customarily addressed to underwriters in primary underwritten offerings and covering such other matters as may be reasonably requested by such Holders and underwriters;

(v)                                 if requested by any Holder, obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Notes registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

(vi)                              deliver such documents and certificates as may be reasonably requested by the Initiating Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B)

each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r)                                    In the case of any Exchange Offer Registration Statement, the Company and the Guarantor shall:

(i)                                     make reasonably available for inspection by the Initial Purchaser, and any attorney, accountant or other agent retained by the Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company, the Guarantor, and their respective subsidiaries;

(ii)                                  cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; provided, further, that the foregoing due diligence examination shall be coordinated on behalf of parties other than the Initial Purchaser by one counsel designated by and on behalf of such other parties;

(iii)                               if requested by the Initial Purchaser, make such representations and warranties to the Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)                              if requested by the Initial Purchaser, obtain opinions of counsel to the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Initial Purchaser and its counsel, addressed to the Initial Purchaser, in form, substance and scope, as are customarily addressed to underwriters in primary underwritten offerings and covering such other matters as may be reasonably requested by such Initial Purchaser or its counsel;

(v)                                 if requested by the Initial Purchaser, obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Initial Purchaser, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings, or if requested by the Initial Purchaser or its counsel in lieu of a “cold comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the Initial Purchaser or its counsel; and

(vi)                              deliver such documents and certificates as may be reasonably requested by the Initial Purchaser or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s)                                  If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the New Notes, the Company shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the New Notes.  In no event shall the Notes be marked as paid or otherwise satisfied.

(t)                                    The Company will use its best efforts (i) if the Notes have been rated prior to the initial sale of such Notes by one or more nationally recognized statistical rating agencies, to confirm that a rating (which need not be the same rating from each such agency) will apply to the Notes or the New Notes, as the case may be, covered by a Registration Statement; or (ii) if the Notes were not previously rated, to cause the Notes covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Initiating Holders with respect to the related Registration Statement or by any Managing Underwriters.

(u)                                 In the case of any Shelf Registration Statement, if any Broker-Dealer shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

(i)                                     if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes;

(ii)                                  indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

(iii)                               providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

(v)                                 The Company and the Guarantor shall use their best efforts to take all other steps necessary to effect the registration of the Notes or the New Notes, as the case may be, covered by a Registration Statement.

5.                                       Additional Interest

(a)                                  The parties hereto agree that the Holders of Notes or New Notes, as the case may be, will suffer damages if the Company and the Guarantor fail to perform their obligations under Section 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages.  Accordingly, in the event that:

(i)                                     neither the Exchange Offer Registration Statement nor the Shelf Registration Statement have been filed on or prior to the 90th day following the Initiation Date;

(ii)                                  neither the Exchange Offer Registration Statement nor the Shelf Registration Statement have been declared effective on or prior to the 180th day following the Initiation Date;

(iii)                               neither the Exchange Offer has been completed nor the Shelf Registration Statement has been declared effective on or prior to the 210th day following the Initiation Date; or

(iv)                              either the Exchange Offer Registration Statement or Shelf Registration Statement cease to be effective or usable in connection with the resales of the Notes or New Notes during a period in which it is required to be effective hereunder without being succeeded immediately by any additional Registration Statement or post-effective amendment covering the Notes or the New Notes, as the case may be, which has been filed and declared effective;

(each such event referred to in the foregoing clauses (i) through (iv), a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the principal amount of the Notes and the New Notes, respectively (in addition to the stated interest on the Notes and the New Notes), from and including the date on which any Registration Default first occurs and while any such Registration Default has occurred and is continuing, to but excluding the date on which all filings, declarations of effectiveness and consummations, as the case may be, have been achieved which, if achieved on a timely basis, would have prevented the occurrence of all of the then existing Registration Defaults.  Additional Interest will accrue at a rate of 0.10% per annum during the 90-day period immediately following such first occurrence of a Registration Default and while any such Registration Default has occurred and is continuing, and shall increase by 0.10% per annum at the end of each subsequent 90-day period up to a maximum of 0.20% per annum with respect to all Registration Defaults, until the date on which all of the filings, declarations of effectiveness and consummations referred to in the preceding sentence have been achieved, on which date the interest rate on the Notes or the New Notes, respectively, will revert to the interest rate originally borne by such notes.

(b)                                 The Company and the Guarantor shall notify the Trustee under the Indenture (or the trustee under any New Notes Indenture) immediately upon the happening of each and every Registration Default.  The Company and the Guarantor shall pay the Additional Interest due on the Notes or New Notes, as the case may be, by depositing with the Trustee (which shall not be the Company for these purposes) for the Notes or the New Notes, in trust, for the benefit of the Holders thereof, prior to 11:00 A.M. on the next interest payment date specified in the Indenture (or such New Notes Indenture), sums sufficient to pay the Additional Interest then due.  The Additional Interest due shall be payable on each interest payment date specified by the Indenture (or such New Notes Indenture) to the record holders entitled to receive the interest payment to be made on such date.

(c)                                  The parties hereto agree that the Additional Interest provided for in this Section 5 constitutes a reasonable estimate of the damages that will be suffered by Holders of Notes or New Notes by reason of the happening of any Registration Default.

(d)                                 All of the Company’s and the Guarantor’s obligations set forth in this Section 5 shall survive the termination of this Agreement.

6.                                       Registration Expenses.  The Company and the Guarantor shall be jointly and severally responsible to bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Initiating Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchaser for the reasonable fees and disbursements of one firm or counsel designated as counsel acting in connection therewith.

7.                                       Indemnification and Contribution.  (a)  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder of Notes or New Notes, as the case may be, covered by any Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of any such Holder specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Registration Statement, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased Notes or

New Notes concerned, or any person controlling such Holders, if a copy of the Prospectus (as then amended or supplemented if the Company and the Guarantor shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by laws so to have been delivered, at or prior to the written confirmation of the sale of the New Notes or the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses, unless such failure is the result of noncompliance by the Company and the Guarantor with Section 4(e)-(h) hereof.  This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have.

The Company and the Guarantor, jointly and severally, also agree to indemnify or contribute as provided in Section 7(d) to Losses of each underwriter of Notes or New Notes, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b)                                 Each Holder of notes covered by a Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Company and the Guarantor, and their respective directors and officers who signs such Registration Statement and each Person who controls the Company and the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each such Holder, but only with reference to written information relating to such Holder furnished to the Company and the Guarantor by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall the Initial Purchaser or any subsequent Holder of any Note or New Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of a New Note, applicable to the Note that was exchangeable into such New Note, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the notes purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses).  Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or New Notes, as applicable, registered under the Securities Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company and the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and the Guarantor who shall have signed the Registration Statement and each director of the Company and the Guarantor shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)                                  The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or the Guarantor or any of the officers, directors or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of Notes covered by a Registration Statement.

8.                                       Underwritten Registrations.  (a)  If any of the Notes or New Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Initiating Holders.

(b)                                 No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person’s Notes or New Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.                                       No Inconsistent Agreements.  Neither the Company nor the Guarantor has, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to Notes of the Company that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

10.                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Initiating Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of New Notes); provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of

Holders whose Notes or New Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Initiating Holders, determined on the basis of Notes or New Notes, as the case may be, being sold rather than registered under such Registration Statement.

11.                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)                                  if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Goldman, Sachs & Co.;

(b)                                 if to you, initially at the address set forth in the Purchase Agreement; and

(c)                                  if to the Company or the Guarantor, initially at its address:

Harrah’s Entertainment, Inc.
Harrah’s Operating Company, Inc.
One Harrah’s Court
Las Vegas, Nevada 89119

Attn:	Treasurer
With a copy to:	General Counsel

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchaser or the Company or the Guarantor by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.                                 Successors.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company and the Guarantor thereto, subsequent Holders of Notes and the New Notes.  The Company and the Guarantor hereby agree to extend the benefits of this Agreement to any Holder of Notes and the New Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13.                                 Counterparts.  This agreement may be in signed counterparts, each of which shall an original and all of which together shall constitute one and the same agreement.

14.                                 Headings.  The headings used herein are for convenience only and shall not affect the construction hereof.

15.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16.                                 Severability.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17.                                 Notes Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or New Notes is required hereunder, Notes or New Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Notes or New Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or New Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the Initial Purchaser.

Very truly yours,

HARRAH’S OPERATING COMPANY, INC.

By:
	Name:	Jonathan S. Halkyard
	Title:	Vice President and Treasurer

HARRAH’S ENTERTAINMENT, INC.

By:
	Name:	Jonathan S. Halkyard
	Title:	Vice President and Treasurer

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

By:	GOLDMAN, SACHS & CO., INC.

By:
(Goldman, Sachs & Co.)

ANNEX A

Each Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities.  The Company and the Guarantor have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus available to any Broker-Dealer for use in connection with any such resale.  See “Plan of Distribution.”

A-1

ANNEX B

Each Broker-Dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.  See “Plan of Distribution.”

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities.  The Company and the Guarantor have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.  In addition, until [•] all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

The Company and the Guarantor will not receive any proceeds from any sale of New Notes by brokers-dealers.  New Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Notes.  Any Broker-Dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, the Company and the Guarantor will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal.  The Company and the Guarantor have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

C-1

ANNEX D

Rider A

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Notes and it has no arrangements or understandings with any Person to participate in a distribution of the New Notes.  If the undersigned is a Broker-Dealer that will receive New Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

D-1